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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  July 28, 2006
                Date of Report (Date of earliest event reported)

                    KIWA BIO-TECH PRODUCTS GROUP CORPORATION
             (Exact name of registrant as specified in its charter)


       DELAWARE                     000-33167                   84-0448400
(State or other jurisdiction       (Commission               (I.R.S. Employer
   of incorporation)               File Number)             Identification No.)

       415 WEST FOOTHILL BLVD, SUITE 206, CLAREMONT, CALIFORNIA 91711-2766
                    (Address of principal executive offices)

                                 (909) 626-2358
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if changed since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM  1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT


      On July 31, 2006, we entered into an irrevocable agreement with Shengkui Technologies, Inc. ("Shengkui") to purchase from Shengkui 1,200,000 metric tons of prilled urea N 46% agricultural grade conforming to certain specifications set forth in the agreement. The term of the agreement is 18 months and is extendable for an additional period of six months. Pursuant to the agreement, Shengkui is committed to deliver to us the entire stated quantity in multiple shipments of 25,000 metric tons within 18 months from the date of the agreement. For each shipment of 25,000 metric tons of urea, we are required under the agreement to provide Shengkui with a confirmed and irrevocable letter of credit at sight in the amount of US$3,375,000. Pursuant to the agreement, the first shipment of urea shall be made by Shengkui within 45 days after its receipt and confirmation of the first letter of credit provided by us. Deliveries shall be made in accordance with a schedule of shipments to be mutually agreed by us and Shengkui. The aggregate value of contracted deliveries under the agreement is approximately US$162,000,000, based on a value of US$135 per metric ton. A copy of the irrevocable agreement with Skengui is attached hereto as Exhibit 10.1.


      On July 28, 2006, we entered into an irrevocable agreement with China Hua Yang Roneo Corporation ("Hua Yang") to sell to Hua Yang 200,000 metric tons of prilled urea N 46% agricultural grade conforming to certain specifications set forth in the agreement. The term of the agreement is 18 months and is extendable for an additional period of six months. Pursuant to the agreement, we are committed to deliver to Hua Yang the entire stated quantity in multiple shipments of 25,000 metric tons within 18 months from the date of the agreement. For each shipment of 25,000 metric tons, Hua Yang shall provide us with a confirmed and irrevocable documentary letter of credit at sight in the amount of US$4,250,000. Pursuant to the agreement, we must deliver the first shipment of urea to Hua Yang within 45 days after our receipt and confirmation of the first letter of credit acceptable and payable to us. Deliveries shall be made in accordance with a schedule of shipments to be mutually agreed to by us and Hua Yang. The aggregate value of contracted deliveries under the agreement is approximately US$34,000,000, based on a value of US$170 per metric ton. A copy of the irrevocable agreement with Hua Yang is attached hereto as Exhibit 10.2.

ITEM  7.01 REGULATION FD DISCLOSURE

      On August 2, 2006, we issued a press release announcing that we entered into an irrevocable agreement with each of Shengkui and Hua Yang. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01.

      The information set forth in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation of FD.


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ITEM  9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

EXHIBIT NO.         DESCRIPTION

10.01 Contract, dated July 31, 2006, between Shengkui Technologies, Inc. and Kiwa Bio-Tech Products Group Ltd.

10.02 Contract, dated July 28, 2006, between Kiwa Bio-Tech Products Group Ltd. and China Hua Yang Roneo Corporation

99.1 Press Release, dated August 2, 2006, issued by Kiwa Bio-Tech Products Corporation (furnished herewith pursuant to Item 7.01)


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 2, 2006

By:    /s/ Wei Li
       ---------------------------
Name:  Wei Li
Title: Chairman of Board of Directors and Chief Executive Officer